SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549






                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  January 23, 1996



                              HECLA MINING COMPANY
               (Exact Name of Registrant as Specified in Charter)




              Delaware               1-8491               82-0126240
     (State or Other Jurisdiction  (Commission           (IRS Employer
          of Incorporation)        File Number)       Identification No.)


    6500 Mineral Drive, Coeur d'Alene, Idaho              83814-8788
    (Address of Principal Executive Offices)              (Zip Code)


    Registrant's telephone number, including area code:  (208) 769-4100





         ITEM 5.  OTHER EVENTS.

                   On January 23, 1996, Hecla Mining Company (the "Company") entered into an Underwriting Agreement (the "Underwriting Agrement") with Salomon Brothers Inc ("Salomon") pursuant to which the Company sold 2,875,000 shares (the "Shares") of the Company's Common Stock, par value $0.25 per share ("Common Stock"), to Salomon. The Underwriting Agreement is filed as an exhibit to this Form 8-K.

                   Additionally, as disclosed in the Prospectus
         Supplement to be used in connection with the sale of the Shares pursuant to the Underwriting Agreement, for the fiscal year ended December 31, 1995, the Company is currently anticipating a net loss applicable to holders of Common Stock in the range of $108.0 million to $113.0 million after preferred stock dividends totalling $8.1 million for the year.

         ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                   INFORMATION AND EXHIBITS.

                (c)  Exhibits.

                1.      Underwriting Agreement, dated January 23,
                        1996, between Hecla Mining Company and Salomon Brothers Inc.





                                   SIGNATURES

                   Pursuant to the requirements of the Securities
         Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          HECLA MINING COMPANY


         Dated:  January 23, 1996      By /s/ John P. Stilwell
                                          Name:  John P. Stilwell
                                          Title:  Vice President -
                                             Finance and Treasurer





                                 EXHIBIT INDEX



         Exhibit No.                Title

             1.        Underwriting Agreement, dated January 23,
                       1996, between Hecla Mining Company and Salomon Brothers Inc.